WPS Resources Corporation and Subsidiaries													Exhibit A-1
Consolidating Balance Sheet					Upper
			WPS	Upper	Peninsula
As of December 31, 2003	WPS	Wisconsin	Resources	Peninsula	Building		WPS	WPSR	WPS	WPS
(Millions)	Resources	Public Service	Capital	Power	Development	Penvest,	Nuclear	Capital	Visions,	Investments,	Eliminations		Consolidated
	Corporation	Corporation	Corporation	Company	Company	Inc	Corporation	Trust I	Inc	LLC	Debit	Credit	Statements
Assets
Cash and cash equivalents	0.5	4.7	44.9	0.5	0.0	0.0	0.1	0.0	0.0	0.0	0.0	0.0	50.7
Restricted funds	0.0	0.0	3.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	3.2
Accounts receivable - net	5.0	112.9	396.9	7.8	0.2	0.0	(0.2)	0.0	0.0	5.8	12.4	38.4	502.4
Accrued unbilled revenues	0.0	51.3	35.5	3.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	90.0
Inventories	0.0	65.8	112.0	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	178.3
Current assets from risk management activities	0.0	4.5	513.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	518.1
Assets held for sale	0.0	0.0	116.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	116.4
Other current assets	1.7	64.4	7.4	12.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	86.4
Current assets	7.2	303.6	1,229.9	24.9	0.2	0.0	(0.1)	0.0	0.0	5.8	12.4	38.4	1,545.5

Property, plant, and equipment, net	0.3	1,560.1	153.3	110.2	4.1	0.7	0.0	0.0	0.0	0.0	0.0	0.0	1,828.7
Nuclear decommissioning trusts	0.0	332.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	332.3
Regulatory assets	0.0	125.0	0.0	2.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	127.7
Long-term assets from risk management activities	0.0	3.9	100.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	104.3
Other	1,334.6	245.9	48.3	13.6	0.0	0.3	3.3	0.0	0.0	107.3	0.0	1,399.5	353.8
Total assets	1,342.1	2,570.8	1,531.9	151.4	4.3	1.0	3.2	0.0	0.0	113.1	12.4	1,437.9	4,292.3

Liabilities and Shareholders' Equity
Short-term debt	30.0	10.0	65.4	6.5	0.0	0.0	0.0	0.0	0.0	0.0	73.9	0.0	38.0
Current portion of long-term debt	0.0	49.9	5.0	1.4	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	56.6
Note payable to preferred stock trust	51.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	51.5
Accounts payable	1.9	113.5	406.4	8.9	0.1	0.1	0.0	0.0	0.0	5.8	26.0	0.0	510.7
Current liabilities from risk management activities	0.0	0.0	517.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	517.3
Liabilities held for sale	0.0	0.0	2.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	2.7
Other current liabilities	3.9	25.8	51.6	5.5	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	86.9
Current liabilities	87.3	199.2	1,048.4	22.3	0.5	0.1	0.0	0.0	0.0	5.8	99.9	0.0	1,263.7

Long-term debt	269.9	507.8	109.3	30.6	2.6	0.0	0.0	0.0	0.0	0.0	48.3	0.0	871.9
Deferred income taxes	(4.2)	134.1	(58.5)	9.0	0.2	0.0	(0.1)	0.0	0.0	0.0	0.0	0.0	80.5
Deferred investment tax credits	0.0	16.5	0.0	1.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	17.7
Regulatory liabilities	0.0	285.4	0.0	19.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	304.4
Environmental remediation liabilities	0.0	36.2	0.0	1.7	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	37.9
Pension and postretirement benefit obligations	0.0	135.9	0.0	1.8	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	137.7
Long-term liabilities from risk management activities	0.0	0.0	92.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	92.2
Asset retirement obligations	0.0	344.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	344.0
Other	0.0	62.3	19.8	5.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	88.0
Long-term liabilities	265.7	1,522.2	162.8	69.2	2.8	0.0	(0.1)	0.0	0.0	0.0	48.3	0.0	1,974.3

Company-obligated mandatorily redeemable trust preferred
securities of trust holding solely WPS Resources
7.00% subordinated debentures	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Preferred stock of subsidiary with no mandatory redemption	(0.1)	51.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	51.1
Common stock equity	989.2	798.2	320.7	59.9	1.0	0.9	3.3	0.0	0.0	107.3	2,156.7	879.4	1,003.2
Total liabilities and shareholders' equity	1,342.1	2,570.8	1,531.9	151.4	4.3	1.0	3.2	0.0	0.0	113.1	2,304.9	879.4	4,292.3